Exhibit 23.5

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-4 of our report dated April 26, 2007 relating to the audited financial statements as of and for the year ended December 31, 2004 of Miami Valley Steel Services, Inc.

/s/ Murray Wells Wendeln & Robinson CPAs, Inc.

Piqua, Ohio

September 10, 2007